Execution Version

THIRD AMENDMENT
TO
LOAN AGREEMENT

This Third Amendment to Loan Agreement is entered into as of October 28, 2024 (this "Amendment"), by and between CATHAY BANK ("Lender") and SUPER MICRO COMPUTER, INC. ("Borrower").

RECITALS

Borrower and Lender are parties to that certain Loan Agreement dated as of May 19, 2022 (as amended, restated, or otherwise modified from time to time prior to the date hereof, the "Agreement", and the Agreement as amended by this Amendment, the "Amended Agreement"), pursuant to which Lender provided a revolving credit facility to Borrower. The parties desire to amend the Agreement in accordance with the terms of this Amendment. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.

NOW, THEREFORE, the parties agree as follows:

1. AMENDMENT. The Agreement is amended upon the terms set forth below:

(a) Section 3.2(a) of the Agreement is hereby amended and restated in its entirety to read as follows:

> "(a) (i) timely receipt by Lender of the Payment/Advance Form as provided in Section 2.1, and (ii) receipt by Lender, in form and substance satisfactory to Lender, of evidence of Borrower's compliance with Section 6.6(b) as of the Business Day prior to the requested Advance."

(b) The first paragraph of Section 6.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

> **"6.2** Financial Statements, Reports, Certificates. Deliver to Lender: (i) as soon as available, but in any event (a) no later than December 31, 2024 with respect to the fiscal quarter ended September 30, 2024 and (b) within sixty (60) days after the end of each other fiscal quarter, a company prepared consolidated and consolidating balance sheet and income statement covering Borrower's operations during such period, in the form of Borrower's 10-Q filed with the Securities and Exchange Commission and certified by a Responsible Officer; (ii) as soon as available, but in any event (a) no later than December 31, 2024 with respect to the fiscal year ended June 30, 2024 and (b) within one hundred twenty (120) days after the end of Borrower's other fiscal years, audited consolidated and consolidating financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (including no going concern comment or qualification) on such financial statements of an independent certified public accounting firm reasonably acceptable to Lender, in the form of Borrower's 10-K filed with the Securities and Exchange Commission and certified by a Responsible Officer; (iii) promptly upon

DS
kl

81

receipt of notice thereof, a report of any legal actions pending or threatened against Borrower that could result in damages or costs to Borrower of Two Million Dollars ($2,000,000) or more; (iv) as soon as practicable but no later than five Business Days after the last day of each month, copies of bank statements for all accounts held by Borrower reflecting month-end balances; and (v) such budgets, sales projections, operating plans, or other financial information generally prepared by Borrower in the ordinary course of business as Lender may reasonably request from time to time."

(c) Section 6.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

"6.6 Financial Covenants.

(a) Maintain at all times, subject to periodic reporting as of the last day of each fiscal year of Borrower, a ratio of (a) total earnings before interest, taxes, depreciation, and amortization (excluding extraordinary loss or gain and non-cash or non-recurring items as disclosed in Borrower's Form 8-K under Item 2.02 in the corresponding fiscal quarter) minus cash capital expenditures, to (b) the aggregate amount of Borrower's principal and interest payments during such measuring period of at least 1.15 to 1.00.

(b) Maintain at all times, aggregate Cash in an amount not less than $150,000,000, of which not less than $30,000,000 shall be maintained at Lender."

2. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Amended Agreement or any of the Loan Documents, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all Loan Documents.

3. Borrower represents and warrants that the representations and warranties contained in the Amended Agreement and other Loan Documents are true and correct in all material respects as of the date of this Amendment (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date), and that no Event of Default has occurred and is continuing.

4. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER; JUDICIAL REFERENCE. This Amendment constitutes a "Loan Document" as defined and set forth in the Amended Agreement and is subject to Section 11 of the Amended Agreement, which is incorporated by reference herein.

5. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such

DS
kl

signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original hereof.

6. As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a) this Amendment, duly executed by Borrower;

(b) [reserved];

(c) such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

[SIGNATURE PAGE FOLLOWS.]

DS
kl

[SIGNATURE PAGE TO THIRD AMENDMENT]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

BORROWER:

SUPER MICRO COMPUTER, INC.

By:______________________________

Name: Charles Liang

Title: Chief Executive Officer

By:______________________________

Name: David Weigand

Title: Chief Financial Officer

Signed by:

KL

LENDER:

CATHAY BANK

By:______________________________

Name: Jane Ho

Title: Senior Vice President